Exhibit 31.2

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER, PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

I, Keeren Shah, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of AccuStem Sciences Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 28, 2023

/s/ Keeren Shah
Name:	Keeren Shah
Title:	Chief Financial Officer